EXHIBIT 1

                             JOINT FILING AGREEMENT

         Brian L. Roberts and Sural Corporation, a Delaware corporation, hereby agree that the statement containing the information required by Schedule 13D to which this Joint Filing Agreement is attached as Exhibit 1 has been filed on behalf of each of them.


Dated:  June 11, 1998



                                        /s/  BRIAN L. ROBERTS
                                      Name:  Brian L. Roberts


                                             SURAL CORPORATION

                                   By:  /s/  RALPH J. ROBERTS
                                      Name:  Ralph J. Roberts
                                      Title: President